Exhibit 99.2

Endo International plc Announces Debt Refinancing Transactions, Including Cash Tender Offers and Consent Solicitations for up to $1.0 billion Aggregate Purchase Price of its Outstanding Senior Notes

DUBLIN, March 14, 2019 – Endo International plc (NASDAQ: ENDP) today announced a series of debt refinancing transactions that are intended to help manage the debt maturity profile of it and certain of its subsidiaries (collectively, the “Company” or “Endo”). These refinancing transactions are expected to include:

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an extension of the maturity of Endo’s revolving credit facility from April 2022 to March 2024 along with modifications to certain covenants contained therein, including increased flexibility with respect to the secured net leverage ratio springing maintenance covenant;

•	the incurrence of additional secured indebtedness in aggregate principal amount of at least $1.0 billion; and

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cash tender offers (the “Tender Offers”) by Endo Finance LLC (“Endo Finance”), a wholly-owned subsidiary of Endo International plc, to purchase a portion of Endo’s outstanding indebtedness. The Tender Offers will be in an amount such that the maximum aggregate consideration (excluding accrued interest) paid by Endo Finance does not exceed $1.0 billion (subject to increase by Endo Finance, the “Aggregate Purchase Price”), of the outstanding

•	7.25% Senior Notes due 2022 issued by Endo Finance and Endo Finco Inc. (“Endo Finco”) (the “7.25% 2022 Notes”);

•	5.75% Senior Notes due 2022 issued by Endo Finance (the “5.75% 2022 Notes” and, together with the 7.25% 2022 Notes, the “Consent Notes”);

•	5.375% Senior Notes due 2023 issued by Endo Finance and Endo Finco (the “5.375% 2023 Notes”); and

•

6.000% Senior Notes due 2023 issued by Endo Finance, Endo Finco and Endo Designated Activity Company (the “6.000% 2023 Notes,” together with the 5.375% 2023 Notes, the “2023 Notes” and, the 2023 Notes collectively with the Consent Notes, the “Notes”), subject to the Acceptance Priority Levels, the Aggregate Purchase Price and the Acceptance Sublimit described below.

The terms and conditions of the Tender Offers are described in Endo Finance’s Offer to Purchase and Consent Solicitation, dated March 14, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal and Consent. The Tender Offers are conditioned, among other conditions set forth in the Offer to Purchase, upon the Company having received gross proceeds of an aggregate principal amount of at least $1.0 billion (the “financing condition”) from one or more issuances of secured indebtedness in the capital markets and/or from borrowings under the Company’s existing credit facilities. The Company’s ability to raise additional proceeds from one or more issuances of secured indebtedness will be dependent on then prevailing market conditions and other factors. Each of the Tender Offers is a separate offer (each, an “Offer”), and, subject to applicable law, each Offer may be individually amended, extended or terminated.

The following table summarizes certain material terms for the Tender Offers:

					Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP/ISIN Number	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Acceptance Sublimit	Tender Offer Consideration(1)	Early Tender Premium	Total Consideration(1)(2)
7.25% Senior Notes due 2022	29271L AD6; U2918V AD7 / US29271LAD64; USU2918VAD74	$396,280,000(3)	1	None	$970	$30	$1,000
5.75% Senior Notes due 2022	29271L AA2; U2918V AA3 / US29271LAA26; USU2918VAA36	$700,000,000	2	None	$930	$30	$960
5.375% Senior Notes due 2023	29271L AE4; U2918V AE5 / US29271L AE48; USU2918VAE57	$750,000,000	3	$500,000,000(4)	$810	$30	$840
6.000% Senior Notes due 2023	29273E AC2; G3040E AB4; US29273EAC21; USG304OEAB41	$1,635,000,000	4		$790	$30	$820

(1)	Excludes accrued and unpaid interest, which also will be paid.
(2)	Includes the Early Tender Premium.
(3)

Represents the outstanding aggregate principal amount of 7.25% 2022 Notes issued by Endo Finance LLC and Endo Finco Inc., which were issued in exchange for a like principal amount of 7.25% Senior Notes due 2022 (the “EHSI Notes”) issued by Endo Health Solutions Inc. (“EHSI”). For the avoidance of doubt, the Offers and Consent Solicitations do not apply to the outstanding $3.72 million principal amount of EHSI Notes which remain outstanding following such exchange.

(4)	The offers with respect to the 5.375% Senior Notes due 2023 and the 6.000% Senior Notes due 2023 are subject to an aggregate purchase price acceptance sublimit of $500,000,000.

In conjunction with the Tender Offers, Endo Finance is soliciting consents (the “Consent Solicitations”) from holders of the Consent Notes to certain proposed amendments (the “Proposed Amendments”) to the applicable indenture under which such series of Consent Notes were issued (each an “Indenture” and collectively, the “Indentures”), which would eliminate substantially all restrictive covenants, certain events of default and certain other provisions contained in each such Indenture. The adoption of the Proposed Amendments with respect to each series of Consent Notes requires the consent of the holders of at least a majority of the outstanding principal amount of each such series of Consent Notes (with respect to each series of Consent Notes, collectively, the “Requisite Consents”). Each tendering holder of the Consent Notes will be deemed to have consented to all of the Proposed Amendments as to the Consent Notes of the applicable series of Consent Notes tendered. If Endo Finance receives the Requisite Consents, it will execute a supplemental indenture to the applicable Indenture with respect to a series of Consent Notes under which Consent Notes of such series were issued (each a “Supplemental Indenture” and collectively the “Supplemental Indentures”). Each Supplemental Indenture will become effective upon execution thereof by Endo Finance, the co-issuer (as applicable), the guarantors thereto and Wells Fargo Bank, National Association, the trustee for each series of Consent Notes (the “Trustee”), but each Supplemental Indenture will provide that the Proposed Amendments with respect to a series of Consent Notes will not become operative until Endo Finance purchases in the Tender Offers at least a majority in principal amount of the outstanding applicable series of Consent Notes. Endo Finance may, in its sole discretion, complete Tender Offers for any series of Consent Notes even if valid consents sufficient to effect the Proposed Amendments to the corresponding Indenture are not received. If the Tender Offer for either series of Consent Notes is terminated, withdrawn or consummated without the Requisite Consents, the applicable Indentures will remain in effect in its present form. In the event of any proration of any series of Consent Notes, the Consents delivered with respect to such series of Consent Notes shall be null and void, but the validity of such Consent Notes tendered shall be unaffected.

Each of the Tender Offers and Consent Solicitations will expire at 11:59 P.M., New York City time, on April 10, 2019, unless extended (such date and time, as it may be extended, the “Expiration Date”) or earlier terminated by Endo Finance in accordance with the terms of the Offer to Purchase. No tenders submitted after the Expiration Date will be valid.

With respect to the 2023 Notes, tendered Notes may be validly withdrawn from the Tender Offer at or prior to, but not after 5:00 p.m., New York City time, on March 27, 2019 (such date and time, as it may be extended, the “Early Tender Date”). With respect to the Consent Notes, tendered Notes may be validly withdrawn (and Consents validly revoked) from the applicable Tender Offer, at or prior to, but not after, the date the applicable Supplemental Indenture is executed. In the case of each of the 2023 Notes and the Consent Notes, such date and time, as it may be extended, is referred to as the “Withdrawal Deadline.” Holders who tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Notes unless withdrawal rights are required to be extended pursuant to applicable law.

Subject to the terms and conditions of the Tender Offers and Consent Solicitations, holders who validly tender, and do not validly withdraw, their Notes at or prior to the Early Tender Date, and whose Notes are accepted for purchase, will receive the applicable total consideration set forth in the table above for each $1,000 principal amount of Notes purchased pursuant to the Tender Offers (the “Total Consideration”), which includes the early tender premium set forth in the table above per $1,000 principal amount of Notes (the “Early Tender Premium”). Subject to the terms and conditions of the Tender Offers and Consent Solicitations, holders who validly tender their Notes after the Early Tender Date and at or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive only the applicable tender offer consideration amount set forth in the table above for each $1,000 principal amount of Notes purchased pursuant to the Tender Offers (the “Tender Offer Consideration”), which is equal to the applicable Total Consideration minus the Early Tender Premium. In addition to the applicable Total Consideration or the Tender Offer Consideration, as the case may be, all holders of Notes accepted for purchase pursuant to the Tender Offers will also receive on the Early Settlement Date (as defined below), if any, or the Final Settlement Date (as defined below), as applicable, accrued and unpaid interest on their Notes purchased from the applicable last interest payment date with respect to such Notes up to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

The Notes accepted for purchase will be accepted in accordance with their Acceptance Priority Levels set forth in the table above (with 1 being the highest Acceptance Priority Level), provided that (a) Endo Finance will only accept for purchase Notes of any and all series up to an amount such that the aggregate amount of Total Consideration and/or Tender Offer Consideration, as the case may be, paid by Endo Finance pursuant to the Tender Offers will not exceed the Aggregate Purchase Price, (b) Endo Finance will not purchase an aggregate amount of 2023 Notes such that the aggregate purchase price for such 2023 Notes is in excess of the acceptance sublimit applicable to such series as set forth in footnote 4 to the table above (the “Acceptance Sublimit”), and (c) Notes tendered and not validly withdrawn at or prior to the Early Tender Date will be accepted for purchase in priority to Notes tendered after the Early Tender Date and at or prior to the Expiration Date. Endo Finance reserves the right, but is under no obligation, to increase the Aggregate Purchase Price and/or the Acceptance Sublimit or to otherwise alter the terms of any Tender Offer at any time, subject to compliance with applicable law, which could result in Endo Finance purchasing a greater aggregate principal amount of any or all series of Notes in the Tender Offers.

Subject to the terms and conditions of the Tender Offers and Consent Solicitations, Endo Finance will have the option, but not the obligation, to accept for purchase and purchase, subject to the Aggregate Purchase Price and the applicable Acceptance Sublimit (if any), any Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date on the early settlement date (the “Early Settlement Date”), which may occur no earlier than March 29, 2019. To the extent that Endo Finance does not elect early settlement or to the extent early settlement is elected but the Tender Offers are not fully subscribed at the Early Tender Date, Endo Finance expects to purchase Notes that have been validly tendered in accordance with the terms and conditions of the Tender Offers and Consent Solicitations, promptly following the Expiration Date (the “Final Settlement Date”), which is currently expected to occur on April 12, 2019. Notes accepted on any Early Settlement Date or the Final Settlement Date will be accepted subject to the Aggregate Purchase Price, the Acceptance Priority Levels, the applicable Acceptance Sublimit (if any) and proration, each as described in the Offer to Purchase. If the aggregate purchase price of the 2023 Notes validly tendered and not validly withdrawn exceeds the Acceptance Sublimit, the 2023 Notes purchased will be subject to proration based on the Acceptance Priority Levels for the 2023 Notes and the aggregate purchase price of 2023 Notes tendered in the Offer, provided that subject to the Acceptance Priority Levels for the 2023 Notes, any 2023 Notes tendered at or prior to the Early Tender Date will be accepted for purchase in priority to 2023 Notes tendered after the Early Tender Date and at or prior to the Expiration Date and if the Acceptance Sublimit for the 2023 Notes is exceeded at the Early Tender Date, the 2023 Notes tendered at or prior to the Early Tender Date shall constitute a separate proration pool.

The Tender Offers are subject to the satisfaction or waiver of certain conditions to the Tender Offers set forth in the Offer to Purchase, including the financing condition.

Full details of the terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and related Letter of Transmittal, which are being sent by Endo Finance to record holders of the Notes. Holders of the Notes are encouraged to read these documents, as they contain important information regarding the Tender Offers and the Consent Solicitations.

Endo Finance has retained J.P. Morgan Securities LLC to act as the Dealer Manager for the Tender Offers and Solicitation Agent for the Consent Solicitations and D.F. King & Co., Inc. as the Tender Agent and Information Agent for the Tender Offers and the Consent Solicitations. Questions regarding the Tender Offers and the Consent Solicitations may be directed to J.P. Morgan Securities LLC at (212) 834-3260 (collect) or (866) 834-4666 (toll-free) or D.F. King & Co., Inc. at (212) 269-5550 (collect), (800) 370-1164 (U.S. toll-free) or email at endofin@dfking.com. Requests for additional copies of this Offer to Purchase or the Letter of Transmittal should be directed to the Information Agent at the phone number above.

None of Endo Finance, Endo International plc or its other affiliates or subsidiaries, their respective boards of directors, managers or other governing bodies, officers and employees, the Dealer Manager, the Solicitation Agent, the Tender Agent, the Information Agent or the Trustee is making any representation or recommendation to any holder as to whether or not to tender such holder’s Notes or deliver Consents. Holders should consult their own financial and tax advisors and must make their own decision as to whether to tender their Notes and, if applicable, deliver Consents pursuant to the Tenders Offers and Consent Solicitations and, if so, the amount of Notes to tender.

The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and the related Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers, and is not a solicitation of consents to the Proposed Amendments. The Tender Offers and the Consent Solicitations are not being made to, nor will Notes be accepted for purchase from or on behalf of, holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Endo Finance by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Endo Finance reserves the right, subject to applicable law, with respect to any or all of the Tender Offers and/or the Consent Solicitations to (a) extend the Early Tender Date, Withdrawal Deadline or Expiration Date to a later date and time announced by Endo Finance; (b) increase the Aggregate Purchase Price and/or the Acceptance Sublimit; (c) waive in whole or in part any or all conditions to the Tender Offers and Consent Solicitations; (d) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (e) otherwise modify or terminate any Tender Offer with respect to one or more series of Notes and/or the Consent Solicitations.

This press release shall not constitute an offer to sell, or the solicitation of any offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com

Forward-Looking Statements

Statements contained in this press release contain information that includes or is based on “forward-looking statements.” These statements, including Endo’s intention to consummate the debt refinancing transactions and the details thereof, contained in this press release are subject to risks and uncertainties. Endo has tried, whenever possible, to identify such statements by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “projected,” “forecast,” “will,” “may” or similar expressions. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business and financial performance, and the development of its industry. Because these statements reflect Endo’s current views concerning future events, these forward-looking statements involve risks and uncertainties. Readers should note that many risk factors previously disclosed in Endo’s filings with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this press release could affect the Company’s future financial results and could cause the actual results to differ materially from those expressed in forward-looking statements contained in this press release.

Endo does not undertake any obligation to update its forward-looking statements after the date of this press release for any reason, even if new information becomes available or other events occur in the future, except as required under applicable securities law. Readers are advised to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC. Also note that, as described under the caption “Risk Factors” contained in Item 1A of the Endo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company provides a cautionary discussion of the risks, uncertainties and possibly inaccurate assumptions relevant to its business. These are factors that, individually or in the aggregate, the Company thinks could cause its actual results to differ materially from expected and historical results. Readers should understand that it is not possible to predict or identify all such factors. Consequently, readers should not consider this to be a complete discussion of all potential risks or uncertainties.

Investors should also be aware that while Endo does, at various times, communicate with securities analysts, it is against the Company’s policy to disclose to them selectively any material non-public information or other confidential information. Accordingly, investors should not assume that Endo agrees with any statement or report issued by an analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not Endo’s responsibility.

Source: Endo International plc

Investors: Pravesh Khandelwal, (845) 364-4833; Media: Heather Zoumas Lubeski, (484) 216-6829

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